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                                   EXHIBIT B.



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                                       OF


                               EMAGIN CORPORATION


                             a Delaware Corporation


                          (Incorporated under the name
                      FED Corporation on November 30, 1993)


         EMAGIN CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), incorporated under the name "FED Corporation" on November 30, 1993, DOES HEREBY CERTIFY THAT:
         FIRST: The Board of Directors of the Corporation, by unanimous written consent pursuant to section 141(f) of the DGCL, duly adopted resolutions proposing and approving the Amended and Restated Certificate of Incorporation of the Corporation, declaring its advisability and directing that such Amended and Restated Certificate of Incorporation be submitted to the stockholders of the Corporation to consider and adopt the same.
         SECOND: Pursuant to Section 228 of the DGCL, the adoption of the Amended and Restated Certificate of Incorporation was consented to in writing by a majority of the holders of the voting power of all shares of capital stock of the Corporation entitled to vote thereon, and by a majority of the holders of each outstanding class of capital stock of the Corporation entitled to vote thereon.


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         THIRD: The Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of the DGCL.
         FOURTH: Pursuant to Sections 245(b) and 242 of the DGCL, the Certificate of Incorporation, as amended, of eMagin Corporation, a Delaware corporation (the "Corporation"), is hereby restated and amended to read in its entirety as follows:

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

         ONE: Name. The name of the Corporation is "eMagin Corporation".

         TWO: Registered Agent. The registered office of the Corporation in the State of Delaware is located at 1209 East North Street in the City of Dover and the County of Kent. The name of the registered agent of the Corporation in the State of Delaware at such address is United Corporate Services, Inc.

         THREE: Purpose. The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

         FOUR: Capital Stock. The total authorized capital stock of the Corporation shall be 110,000,000 shares consisting of 100,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of Series Preferred Stock, par value $0.001 per share.

         The preferences, relative, participating, optional or other special rights, qualifications, limitations, restrictions, voting powers and privileges of each class of the Corporation's capital stock shall be as follows:


A. Series Preferred Stock.

         The Series Preferred Stock may be issued in one or more series as shall from time to time be created and authorized to be issued by the Board of Directors as hereinafter provided.

         (a) The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of any series of the Series Preferred Stock, to the extent not fixed by the provisions hereinafter set forth or otherwise provided by law, to determine that any series of the Series Preferred Stock shall be without voting powers and to fix and state the voting powers, full or limited, if any, the designations, powers, preferences and relative, participating, optional and other special rights, if any, of the shares of each series of the Series Preferred Stock, and


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the qualifications, limitations and restrictions thereof, including (but without limiting the generality of the foregoing) any of the following:

         (1) the number of shares to constitute such series and the distinctive name and serial designation thereof;

         (2) the annual dividend rate or rates and the date on which the first dividend on shares of such series shall be payable and all subsequent dividend payment dates;

         (3) whether dividends are to be cumulative or non-cumulative, the participating or other special rights, if any, with respect to the payment of dividends and the date from which dividends on all shares of such series issued prior to the record date for the first dividend shall be cumulative; provided that, such dividends shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law;

         (4) whether any series shall be subject to redemption and, if so, the manner of redemption and the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption for a sinking fund (which terms as used in this clause shall include any fund or provisions for the periodic purchase or retirement of shares), and a different redemption price or scale of redemption prices applicable to any other redemption;

         (5) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation thereof;

         (6) the terms, if any, upon which shares of such series shall be convertible into, or exchangeable for, or shall have rights to purchase or other privileges to acquire shares of stock of any other class or of any other series of the same or any other class, including the price or prices or the rate or rates of conversion, exchange, purchase or acquisition and the terms of adjustment, if any;

         (7) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption, or other acquisition of, the Common Stock or any other series or class of stock of the Corporation ranking junior to the shares of such series, either as to dividends or upon liquidation; and

         (8) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock of any class (including additional shares of such series or of any other series of the Series Preferred Stock) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation.

         (b) Each share of each series of the Series Preferred Stock shall have the same relative rights and be identical in all respects with all the other shares of the same series, except that shares of any one series issued at


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different times may differ as to the dates, if any, from which dividends thereon shall be cumulative. Except as otherwise provided by law or specified in this Article FOUR any series of the Series Preferred Stock may differ from any other series with respect to any one or more of the voting powers, designations, powers, preferences and relative, participating, optional and other special rights, if any, and the qualifications, limitations and restrictions thereof.

         (c) Before any dividends on any class of stock of the Corporation ranking junior to the Series Preferred Stock (other than dividends payable in shares of any class of stock of the Corporation ranking junior to the Series Preferred Stock) shall be declared or paid or set apart for payment, the holders of shares of each series of the Series Preferred Stock shall be entitled to such cash dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such resolution or resolutions.

         (d) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of shares of any class of stock of the Corporation ranking junior to the Series Preferred Stock, the holders of the shares of each series of the Series Preferred Stock shall be entitled to receive payment of the amount per share fixed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of the shares of such series, plus an amount equal to all dividends accrued thereon to the date of final distribution to such holders. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph (d), the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation or a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary.

         (e) The term "junior stock", as used in relation to the Series Preferred Stock, shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized which by its terms shall rank junior to the Series Preferred Stock as to dividends and as to the distribution of assets on liquidation.

         (f) Before the Corporation shall issue any shares of the Series Preferred Stock of any series authorized as hereinbefore provided, a certificate setting forth a copy of the resolution or resolutions with respect to such series adopted by the Board of Directors of the Corporation pursuant to the foregoing authority vested in said Board of Directors shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its President or a Vice-President and attested by its Secretary or an Assistant


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Secretary and such certificate shall be filed and kept on file at the registered office of the Corporation in the State of Delaware and in such other place or places as the Board of Directors shall designate.

         (g) Shares of any series of the Series Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, conversion or otherwise, shall return to the status of authorized but unissued shares of the Series Preferred Stock of the same series unless otherwise provided in the resolution or resolutions of the Board of Directors. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding nor in such manner as to exceed the number of shares authorized in Section Four) by resolution or resolutions of the Board of Directors and the filing of a certificate complying with the requirements referred to in subparagraph (f) above. In case the number of shares of any such series of the Series Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of the Series Preferred Stock, undesignated as to series.


B. Common Stock.

         Subject to the requirements of law, this Amended and Restated Certificate of Incorporation, as amended from time to time, and the resolution or resolutions of the Board of Directors creating or modifying any series of the Series Preferred Stock, the holders of Common Stock shall (i) in the event of any liquidation, dissolution or other winding up of the Corporation, whether voluntary or involuntary, and after all holders of the Series Preferred Stock shall have been paid in full the amounts to which they respectively shall be entitled, be entitled to receive all the remaining assets of the Corporation of whatever kind, such assets to be distributed pro rata to the holders of the Common Stock; and (ii) after payment in full of all dividends to which holders of the Series Preferred Stock shall be entitled, be entitled to receive such dividends as and when the same may be declared from time to time by the Board of Directors of the Corporation out of funds legally available therefor.

         Except as otherwise required by law and the provisions of this Amended and Restated Certificate of Incorporation and except as provided by the resolution or resolutions of the Board of Directors creating or amending any series of the Series Preferred Stock, the holders of the Common Stock of the Corporation possess full voting power for the election of Directors and for all other purposes, and each holder thereof shall be entitled to one vote for each share held by such holder.

         FIVE: Term. The Corporation is to have perpetual existence.

         SIX: Board of Directors.

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(a) All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors consisting of not less than three (3) nor more than nine (9) persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

(b) Classified Board. The Board of Directors shall be divided into three classes, each such class as nearly equal in number as the then-authorized number of Directors constituting the Board of Directors permits, with the term of office of one class expiring each year. Following approval of this Amended and Restated Certificate of Incorporation, the stockholders shall elect the one class of Directors for a term expiring at the annual meeting of stockholders to be held in 2002, another class of Directors for a term expiring at the annual meeting of stockholders to be held in 2003, and another class of Directors for a term expiring at the annual meeting of stockholders to be held in 2004. Thereafter, each Director shall serve for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such Director was elected. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.


                  (c) Vacancies. Subject to the rights of the holders of any Series Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of Directors constituting the Board of Directors or amendment to this Certificate of Incorporation shall shorten the term of any incumbent Director.

                  (d) Removal. Subject to the rights of the holders of any Series Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 662/3% of the voting power of all of the shares of the Corporation entitled to vote for the election of Directors.

         SEVEN: Director Nomination Procedure; Annual Meeting Business.

                  (a) Director Nomination Procedure. Nominations for the election of Directors may be made by the affirmative vote of a majority of the Board of Directors or a duly authorized committee thereof or by any holder of record of shares of capital stock of the Corporation entitled to vote generally for the election of Directors; provided that any stockholder may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intention to make such nomination or nominations has been


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given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, not less than ninety (90) days in advance of such annual meeting if such annual meeting is to be held on or after the one-year anniversary of the previous year's annual meeting, or for any other annual meeting, on or before the later of (x) the close of business on the fifteenth day following the date on which notice of the meeting is first given to stockholders and (y) the date which is ninety (90) days before the date of such annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of the meeting is first given to stockholders. For the purposes of this paragraph (a) of this Article SIX, the date notice of a meeting is deemed to have been first given shall include, but not be limited to, the date on which disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended. Each such notice to the Secretary shall set forth the following information: (i) the name and address of record of the stockholder who intends to make the nomination, (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote generally for the election of Directors at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) the name, age, business and residential addresses and principal occupation or employment of each nominee,
(iv) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (v) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission and (vi) the written consent of each proposed nominee to serve as a Director of the Corporation if so elected. The Corporation may require the proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

(b) Annual Meeting Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation (i) not less than ninety (90) days in advance of a meeting if such meeting is to be held on or after the one-year anniversary of the previous year's annual meeting, and (ii) with respect to any other annual


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meeting of stockholders, the later of (x) the close of business on the fifteenth day following the date on which notice of the meeting is first given to stockholders and (y) the date which is ninety (90) days before the date of such annual meeting.

         For the purposes of this paragraph (b) of this Article SEVEN, the date of public disclosure of a meeting shall include, but not be limited to, the date on which disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended. A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name, age and business and residential addresses, as they appear on the Corporation's records, of the stockholder proposing such business,
(iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws of the Corporation to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth herein. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions hereof, and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         EIGHT: By-laws. In furtherance and not in limitation of the powers conferred by statute, and except as otherwise provided herein or in the By-laws of the Corporation, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation.

         NINE: Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies, and such special meeting may not be called by any other person or persons.

         TEN: Limitation on Actions by Consent. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting, except that any such action may be taken without prior notice and without a vote, if a consent in writing, setting forth that action so taken shall be signed by all the stockholders of the Corporation entitled to vote thereon.


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         ELEVEN: Indemnification. The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

         (a) A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph (a) of Article ELEVEN nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

         (b) The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation's By-laws from time to time to give full effect hereto, notwithstanding possible self interest of the Directors in the action being taken. Neither the modification or repeal of this paragraph (b) of Article ELEVEN nor any amendment to the General Corporation Law of the State of Delaware that does not have retroactive application shall limit the right of Directors and Officers to indemnification hereunder with respect to any act or omission occurring prior to such modification, amendment or repeal.

         TWELVE: Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything to the contrary set forth herein, Articles SIX, SEVEN, EIGHT, NINE, TEN and this Article TWELVE may not be amended without the affirmative vote of shareholders holdings shares representing 66 2/3 % of the votes entitled to be cast in respect thereof.


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         IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate to be duly executed this [__] day of [_______], 2001.


                                                   _____________________________
                                                   By:

                                                   Title:

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